As filed with the Securities and Exchange Commission on March 17, 2015

Registration No.________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

StemGen, Inc.
(Exact name of registrant as specified in its charter)

Delaware		54-1812385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

800 Town and Country Blvd., Suite 300

Houston, Texas 77024

(832)-431-3292

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John David Walls

Chief Executive Officer

Telephone: (832) 431-3292

Facsimile: (832) 431-3001

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Sonfield, Jr.

Sonfield & Sonfield

2500 Wilcrest Drive

3rd Floor

Houston, Texas 77042

Telephone: (713)877-8333

Facsimile: (713)877-1547

Email: robert@sonfield.com

 Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock	5,000,000	$1.40	$7,000,000	$813.40

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, and is based upon the average of the high and low sales prices of the Company’s common stock as reported on the OTCQB Market on March 5, 2015.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March ___, 2015

PRELIMINARY PROSPECTUS

5,000,000 Shares

StemGen, Inc.

Common Stock

_______________________

This prospectus relates solely to sales of StemGen, Inc. common stock by the selling stockholders named in this prospectus. The selling stockholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each of the selling stockholders may be deemed an affiliate of ours. See “Prospectus Summary — Selling Stockholders.”

These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, or at negotiated prices. The distribution of the common stock by the selling stockholders may be effected from time to time through brokerage transactions, block trades, purchases by a broker/dealer as principal and resale by the broker–dealer for its account, privately negotiated transactions and any other method permitted by applicable law. The brokers or dealers through or to whom the shares of common stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” for a further description of how the selling stockholders may dispose of the common stock covered by this prospectus.

We are not selling any common stock under this prospectus and will not receive any proceeds from the sale of common stock to be offered by the selling stockholders. We will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares by the selling stockholders.

Our common stock is listed on the OTCQB Market under the symbol “SGNI”. On March 12, 2015, the last reported sale price of our common stock was $1.40 per share.

_______________________

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 for a discussion of factors that you should consider before buying shares of our common stock.

_______________________

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

_______________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_______________________

Prospectus dated March ___, 2015

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS	1

PROSPECTUS SUMMARY	3

RISK FACTORS	4

USE OF PROCEEDS	9

DILUTION	10

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	10

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.	10

SELLING STOCKHOLDERS	12

DESCRIPTION OF CAPITAL STOCK	14

DESCRIPTION OF BUSINESS	15

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	18

EXECUTIVE COMPENSATION	20

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22

PLAN OF DISTRIBUTION	23

LEGAL MATTERS	25

EXPERTS	25

WHERE YOU CAN FIND MORE INFORMATION	25

FINANCIAL STATEMENTS	26

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell certain shares of our common stock in one or more offerings. When the selling stockholders sell shares of common stock under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering. You should read and consider all information contained in this prospectus and any accompanying prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) in making your investment decision.

We have not authorized anyone to provide any information other than that contained in this prospectus or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information we have included in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where you can find more information.” The information is available to you without charge upon your request from us at the following address and telephone number:

StemGen, Inc.

Attn: Investor Relations

2800 Town and Country Blvd., Suite 300

Houston, Texas 77024

832-431-3292

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements that relate to, among other things, our:

•	future financial and operating performance and results;

•	business strategy and budgets;

•	technology;

•	financial strategy;

•	amount, nature and timing of capital expenditures;

•	competition and government regulations;

•	operating costs and other expenses;

•	cash flow and anticipated liquidity;

•	property acquisitions and sales; and

•	plans, forecasts, objectives, expectations and intentions.

All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

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These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the anticipated future results or financial condition expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include but are not limited to:

•	our ability to maintain pricing;

•	deterioration of the credit markets;

•	our ability to raise additional capital to fund future capital expenditures;

•	increased vulnerability to adverse economic conditions due to indebtedness;

•	competition within industry;

•	·asset impairment and other charges;

•	our limited operating history on which investors will evaluate our business and prospects;

•	our identifying, making and integrating acquisitions;

•	loss of key executives;

•	management control over shareholder voting;

•	inadequacy of insurance coverage for certain losses or liabilities;

•	costs and liabilities associated with environmental, health and safety laws, including any changes in the interpretation or enforcement thereof;

•	future legislative and regulatory developments; and

•	effects of climate change.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you against putting undue reliance on forward-looking statements or projecting any future results based on such statements. When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement. Please review the “Risk Factors” included in this prospectus so that you are aware of the various risks associated with the common stock.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

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PROSPECTUS SUMMARY

This summary highlights information about us and the common stock offering. It is not complete and may not contain all of the information that you should consider before making your investment decision. We encourage you to read this prospectus and the documents to which we refer in their entirety before making a decision to invest, including the information set forth under the heading “Risk Factors.” In addition, certain statements contained in this prospectus include forward-looking information that involves many risks and uncertainties, including but not limited to those discussed under “Cautionary Statements Regarding Forward-Looking Statements.” Unless the context clearly indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our” or other similar terms mean StemGen, Inc.

Overview

We were incorporated in Delaware in 1992, and in 1996 received all remaining assets of Infotechnology, Inc., a Delaware company, following the completion of Infotech’s Chapter 11 Bankruptcy reorganization, in accordance with an Assignment and Assumption Agreement, dated October 11, 1996, and effective as of June 21, 1996. As a result of a series of transactions during the 1980’s, Infotech, then principally engaged in the information and communications business, acquired equity interests in Comtex News Network, Inc. and Analex Corporation, formerly known as Hadron, Inc. Our business was the maintenance of our equity interest in and note receivable from Comtex and equity interest in Analex.

On September 25, 2006, we exchanged the equity investment in Comtex common stock and the Note Receivable from Comtex of $856,954 for 55,209 shares of the StemGen, Inc. Series A Preferred stock. We no longer have an equity interest in either the common stock of Comtex or the Note from Comtex.

During October 2006, we sold the remaining 21,000 shares of common stock of publicly-held Analex, a defense contractor specializing in systems engineering and developing innovative technical intelligence solutions in support of U.S. national security. We no longer have an equity interest in Analex.

On December 24, 2012, the Corporation received a nonrefundable deposit of $32,500 under a Letter of Intent (“LOI”) which it entered into on December 11, 2012 with StemGen Inc. a Delaware corporation. Effective February 5, 2013, the Company amended its Certificate of Incorporation. As a result of the Amendment, the Company’s corporate name changed from Amasys Corporation to StemGen, Inc. and a reverse stock split was effectuated where all the outstanding shares of the Company’s common stock were exchanged at a ratio of one for eighty. The LOI was terminated on August 6, 2013.

Commencing with the private sale of 10,000,000 unregistered shares, May 24, 2014 and receipt of proceeds in the amount of $297,000, we began development of our business with reorganizational matters, the preparation of our business plan and the preparation of the financial statements and other information presented in this prospectus.

The Offering

Securities offered	This prospectus relates to the resale from time to time of up to 5,000,000 shares of our common stock, par value $0.01 per share, held by the selling stockholders named herein.

Common stock outstanding	15,183,927 shares as of March 12, 2015 including the shares offered hereby.

Use of Proceeds

The selling stockholders will receive all net proceeds from the sale of the shares of common stock offered by this prospectus and any accompanying prospectus supplement. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Listing of Common Stock	Our common stock trades on the OTCQB Market under the symbol SGNI.

Transfer Agent	American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219

Fees and Expenses	We will pay the fees and expenses related to the offering.

Risk Factors

Before you invest in our common stock, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 4 of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to purchase shares of our common stock.

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RISK FACTORS

You should carefully consider the following risk factors discussed below and the matters addressed under “Cautionary Statements Regarding Forward-Looking Statements,” together with all the other information presented in this prospectus, including our audited consolidated financial statements and related notes. The risks described below are not the only risks facing us or that may materially adversely affect our business. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you may lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with a history of operating losses and expect to continue to realize losses in the near future. Currently our operations are producing no revenue, and we currently rely on investments by third parties to fund our business. Even when we begin to generate revenues from operations, we may not become profitable or be able to sustain profitability.

We are a development stage company, and since inception, we have incurred significant net losses and are not currently receiving meaningful revenue from our operations. We have reported a net loss from the date of inception through December 31, 2014. We expect to continue to incur net losses and negative cash flow from operations in the near future. The size of these losses will depend, in large part, on whether we develop our business strategy in a profitable manner. To date, we have had no operating revenues. Because we do not yet have a revenue stream resulting from sales or other operations, there can be no assurance that we will achieve material revenues in the future. Should we achieve a level of revenues that make us profitable, there is no assurance that we can maintain or increase profitability levels in the future.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

The following factors raise substantial doubt regarding the ability of our business to continue as a going concern: (i) the losses we incurred since our inception; (ii) our lack of operating revenues since inception through the date of this prospectus; and (iii) our dependence on the sale of equity securities to continue in operation. We have recently sold 15,000,000 shares of common stock, including the shares registered for sale in this prospectus for a total of $322,000. However, we expect to incur significant losses in the foreseeable future. Our financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to curtail or cease our operations. If this happens, you could lose all or part of your investment.

Our limited operations may not be sufficient for investors to evaluate our business and prospects.

We were formed in 1992. Since October 1, 2006 the development of our business has been limited to organizational matters, the preparation of our business plan, and the preparation of the financial statements and other information presented in this Prospectus. We have not yet taken any concrete steps to implement our business plan. Our ability to implement our business plan is entirely dependent on our ability to secure sufficient financing; however, there is no guarantee that we will be successful in this regard. In order to implement our business plan, we anticipate that we will require not less than $425,000 in financing in addition to the $25,000 ($450,000 in total) that we raised through the sale of shares that are being offered for sale by the selling shareholders. We have taken no steps to secure the $425,000 in additional financing that we will need to implement our business plan. Furthermore, even if we successfully execute our business and establish operations, there is no guarantee that there will be a significant market for our services or that we will achieve significant revenues, if any.

We might not succeed in our strategies for acquisitions and dispositions.

From time to time, we may attempt to acquire or invest in additional businesses. We expect to continue to seek acquisition and investment opportunities that we believe will increase long-term shareholder value, but we may not be able to find and purchase businesses at acceptable prices and terms. Acquisitions involve risks and uncertainties, including potential difficulties integrating acquired businesses and personnel; the possible loss of key customers or employees most knowledgeable about the acquired business; implementing and maintaining consistent U.S. public company standards, controls, procedures, policies, and information systems; exposure to unknown liabilities; business disruption; and management distraction. Acquisitions, investments, or joint ventures could also lead us to incur additional debt and related interest expenses, issue additional shares, and become exposed to contingent liabilities, as well as lead to dilution in our earnings per share and reduction in our return on average invested capital.

We also evaluate from time to time the potential disposition of assets or businesses that may no longer meet our growth, return, or strategic objectives. In selling assets or businesses, we may not get prices or terms as favorable as we anticipated. We could also encounter difficulty in finding buyers on acceptable terms in a timely manner, which could delay our accomplishment of strategic objectives. Expected cost savings from reduced overhead relating to the sold assets may not materialize, and the overhead reductions could temporarily disrupt our other business operations. Any of these outcomes could negatively affect our financial performance.

The forward-looking estimates presented in this prospectus may differ from our actual results.

The forward-looking estimates we have included in this prospectus are based upon a number of assumptions and on information that we believe is reliable as of today. However, these forward-looking estimates and assumptions are inherently subject to significant business and economic uncertainties, many of which are beyond our control. These forward-looking estimates are necessarily speculative in nature, and you should expect that some or all of the assumptions will not materialize. Actual results will vary from the forward-looking estimates and the variations will likely be material and are likely to increase over time. Consequently, the inclusion of these forward-looking estimates in this prospectus should not be regarded as a representation by us or any other person that the forward-looking estimates will actually be achieved. Moreover, we do not intend to update or otherwise revise these forward-looking estimates to reflect events or circumstances after the date of this prospectus to reflect the occurrence of unanticipated events. You, as a holder of the shares, are cautioned not to place undue reliance on the forward-looking estimates.

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We may not be able to finance the growth of our business, which we expect will require significant amounts of capital, including the acquisition of equipment, the development and construction of our distribution and processing facilities.

Our business model is capital-intensive. As a result, we must obtain funds from equity or debt financings to help develop and construct our distribution and processing facilities, to help identify and develop new projects, acquire additional equipment and to help pay the general and administrative costs of operating our business. We may not be able to obtain the needed funds on terms acceptable to us, or at all. Furthermore, because we may rely on debt financing to develop our projects, increases in long-term interest rates could significantly increase our cost of capital. If we are unable to raise additional funds when needed, we could be required to delay the acquisition of equipment or the development and construction of our projects, including our distribution and processing facilities, reduce the scope of projects or abandon or sell some or all of our development projects or default on our contractual commitments in the future, any of which would adversely affect our business, financial condition and results of operations.

Our inability to control the inherent risks of acquiring and integrating businesses in the future could adversely affect our operations.

Our management believes acquisitions could potentially be a key element of our business strategy in the future. We may be required to incur substantial indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. We may not be able to secure additional capital to fund acquisitions. If we are able to obtain financing, such additional debt service requirements may impose a significant burden on our results of operations and financial condition. The issuance of additional equity securities could result in significant dilution to stockholders. Acquisitions may not perform as expected when the acquisition was made and may be dilutive to our overall operating results. Additional risks we expect to face include:

•	retaining and attracting key employees;

•	retaining and attracting new customers;

•	increased administrative burden following acquisitions;

•	assessing and maintaining an effective internal control environment over an acquired business in order to comply with public reporting requirements;

•	developing and integrating our sales and marketing capabilities;

•	managing our growth effectively;

•	integrating operations following acquisitions;

•	operating a new line of business; and

•	increased logistical problems common to larger, more expansive operations.

If we fail to manage these risks successfully, our business could be harmed.

We may have difficulty managing growth in our business, which could adversely affect our financial condition and results of operations.

Our growth in accordance with our business plan, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities through both organic growth and possible acquisitions, there will be additional demands on our financial, technical, operational and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrences of unexpected expansion difficulties, including the failure to recruit and retain experienced managers, engineers and other professionals in the oil and natural gas services industry, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

The following factors could also present difficulties for us:

•	lack of sufficient executive-level accounting and administrative personnel;

•	increased burden on existing personnel;

•	long lead times associated with acquiring additional equipment, including potential delays; and

•	ability to maintain the level of focused service attention to our customers.

The failure to adequately manage these factors could also have a material adverse effect on our business, financial condition and results of operation.

We recently underwent a change in management, and the current management has no experience with our Company.

We underwent a change in management January 20, 2015. The new director and sole executive officer of the Company was not previously an employee of or otherwise involved in the management of the Company. While Mr. Walls has prior business experience, he had no prior experience with the operations of this Company.

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One of our stockholders has the ability to significantly influence any matters to be decided by the stockholders, which may prevent or delay a change in control of our company.

Landor Investment Corp., a Panama corporation, currently owns 1,000,000 shares of Series E preferred stock and 10,105,339 shares of common stock. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. As a result, Landor could exert considerable influence over the outcome of any corporate matter submitted to our stockholders for approval, including the election of directors and any transaction that might cause a change in control, such as a merger or acquisition. Any stockholders in favor of a matter that is opposed by this stockholder cannot overrule the vote of Landor Investment Corp.

John David Walls is our sole director and officer and the loss of Mr. Walls could adversely affect our business.

Since Mr. Walls is currently our sole director and officer, if he were to die, become disabled, or leave our company, we would be forced to retain individuals to replace him. There is no assurance that we can find suitable persons to replace him if that becomes necessary. We have no “key man” life insurance at this time.

We may be subject to shareholder litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may become the target of similar litigation. Securities litigation will result in substantial costs and liabilities and will divert management’s attention and resources.

Risks Related to our Common Stock

We lack an established trading market for our common stock, and you may be unable to sell your common stock at attractive prices or at all.

There is currently a limited trading market for our common stock in the OTCQB under the symbol SGNI. There can be no assurances given that an established public market will be obtained for our common stock or that any public market will last. As a result, we cannot assure you that you will be able to sell your common stock at attractive prices or at all.

The market price for our common stock may be highly volatile.

The market price for our common stock may be highly volatile. A variety of factors may have a significant impact on the market price of our common stock, including:

•	the publication of earnings estimates or other research reports and speculation in the press or investment community;

•	changes in our industry and competitors;

•	our financial condition, results of operations and prospects;

•	any future issuances of our common stock, which may include primary offerings for cash, and the grant or exercise of stock options from time to time;

•	general market and economic conditions; and

•	any outbreak or escalation of hostilities, which could cause a recession or downturn in our economy.

Our future sales of common stock by management and other stockholders may have an adverse effect on the then prevailing market price of our common stock.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a company registered under the Securities Exchange Act of 1934, as amended, may, sell their restricted common stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

Lack of Independent Directors.

The Sarbanes-Oxley Act of 2002 requires us as a public corporation to have an audit committee composed solely of independent directors. Currently, we have no independent directors and lack an audit committee of the board of directors. Audit committee communications will have to go directly to board members and addressed with the board of directors. We can provide no assurances that we will be able to attract and maintain independent directors on our board or form an audit committee in compliance with Sarbanes-Oxley.

6

We do not expect to pay cash dividends in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We will need to raise substantial additional capital in the future to fund our operations and we may be unable to raise such funds when needed and on acceptable terms.

When we elect to raise additional funds or additional funds are required, we may raise such funds from time to time through public or private equity offerings, debt financings, corporate collaboration and licensing arrangements or other financing alternatives. Additional equity or debt financing or corporate collaboration and licensing arrangements may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing acquisition, licensing, development and commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

If we raise additional funds by issuing equity securities, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected and we may be unable to continue our operations.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

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There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

We currently qualify as an “emerging growth company” under the Jumpstart of Business Startups Act of 2012, or the JOBS Act, and we cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us, to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above, and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer, ” as defined by the Securities and Exchange Commission, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if we would also not qualify as a smaller reporting company.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTCQB is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Trading in our common stock on the OTCQB Markets is limited and sporadic making it difficult for our shareholders to sell their shares or liquidate their investments.

Trading in our common stock is currently published on the OTCQB Markets. The trading price of our common stock has been subject to wide fluctuations. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

While we currently qualify as an “emerging growth company” under the Jumpstart of Business Startups Act of 2012, or the JOBS Act, when we lose that status the costs and demands placed upon our management will increase.

We are deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer, “ as defined by the Securities and Exchange Commission, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if we would also no qualify as a smaller reporting company.

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We are an “emerging growth company” and we cannot be certain that the reduced disclosure requirements applicable to emerging growth companies will make the common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us, upon becoming a publicly-reporting company, to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above, and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find the common stock less attractive because we may rely on these exemptions. If some investors find the common stock less attractive as a result, there may be a less active trading market for the common stock and our stock price may be more volatile and could cause our stock price to decline.

Trading in our common stock on the OTC Markets is limited and sporadic making it difficult for our shareholders to sell their common stock or liquidate their investments.

Trading in our common stock is currently published on the OTC Markets. The trading price of our common stock has been subject to wide fluctuations. Trading prices of the common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

The sale of shares by the selling stockholders may compete with proposed sales by our existing stockholders and could cause the price of our common stock to decline.

We are registering for sale 5,000,000 shares. The number of shares offered for sale under this prospectus depends upon market liquidity at the time. Sales of the shares may cause the trading price of our common stock to decline.

Sales of shares under the registration statement, of which this prospectus is a part, will result in competition to the interests of other holders of our common stock. The sale of a substantial number of shares, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The selling stockholders paid less than the then-prevailing market price for our common stock.

The shares offered for sale by this prospectus were purchased for $0.005 per share which is significantly less than the recent trading price of our common stock. The selling stockholders have a financial incentive to sell the shares immediately to realize the profit equal to the difference between the discounted purchase price and the market price. If the shares are sold, the price of our common stock could decrease. If our stock price decreases, the selling stockholders may have a further incentive to sell their shares. These sales may have a further adverse impact on our stock price.

We are registering 5,000,000 shares for sale under the registration statement of which this prospectus is a part. The sales of such shares could depress the market price of our common stock.

We are registering 5,000,000 shares under the registration statement of which this prospectus is a part. The 5,000,000 shares represent approximately 33% of our shares of common stock outstanding. The sale of these shares into the public market could depress the market price of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the shares offered hereby. We will not receive any proceeds from this offering.

In connection with this offering, we will incur certain issuance costs, consisting of various registration, printing and professional services fees. We will expense these costs as incurred.

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DILUTION

The sale of 5,000,000 shares of our common stock will have a dilutive impact on our shareholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline.

After giving effect to the sale in this offering of 5,000,000 shares of common stock at a price of $0.005 per share, our pro forma as adjusted net tangible book value as of December 31, 2014 would have been approximately $(57,292), or $(0.00) per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.01 per share to our existing stockholders and an immediate dilution of $0.01 per share to our new shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for common stock

Our common stock currently trades on the “Over the Counter” Bulletin Board (“OTC”) under the symbol “SGNI”. The following table sets forth, for the periods indicated, the prices of the common stock in the over-the-counter market, as reported and summarized by OTC Markets Group, Inc. These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown, or commission and may not represent actual transactions. There is an absence of an established trading market for the Company’s common stock, as the market is limited, sporadic and highly volatile, which may affect the prices listed below.

	High	Low
Fiscal Year Ended June 30, 2014
Quarter ended June 30, 2014	$11.00	$2.50
Quarter ended March 31, 2014	$7.00	$5.00
Quarter ended December 31, 2013	$5.50	$4.50
Quarter ended September 30, 2013	$6.00	$5.00

Fiscal Year Ended June 30, 2013
Quarter ended June 30, 2013	$6.75	$5.00
Quarter ended March 31, 2013	$7.60	$1.20
Quarter ended December 31, 2012	$4.00	$0.80
Quarter ended September 30, 2012	$4.00	$2.80

Holders

We had approximately 96 record holders of our common stock as of March 12, 2015, according to the books of our transfer agent. The number of our stockholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Delaware Business Corporations Act, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

FORWARD LOOKING STATEMENTS

Caution Regarding Forward-Looking Information

All statements contained in this Form S-1, other than statements of historical facts, that address future activities, events or developments are forward-looking statements, including, but not limited to, statements containing the words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” and similar expressions . All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new acquisitions, products, services, developments or industry rankings; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties that may cause actual results to differ materially.

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Consequently, all of the forward-looking statements made in this Form S-1 are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations. Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of the Company’s views as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion and analysis should be read in connection with the Company’s financial statements and related notes thereto, as included in this report.

Overview

We were incorporated in Delaware in 1992, and in 1996 received all remaining assets of Infotechnology, Inc., a Delaware company, following the completion of Infotech’s Chapter 11 Bankruptcy reorganization, in accordance with an Assignment and Assumption Agreement, dated October 11, 1996, and effective as of June 21, 1996. As a result of a series of transactions during the 1980’s, Infotech, then principally engaged in the information and communications business, acquired equity interests in Comtex News Network, Inc. and Analex Corporation, formerly known as Hadron, Inc. Our business was the maintenance of our equity interest in and note receivable from Comtex and equity interest in Analex.

On September 25, 2006, we exchanged the equity investment in Comtex common stock and the Note Receivable from Comtex of $856,954 for 55,209 shares of the StemGen, Inc. Series A Preferred stock. We no longer have an equity interest in either the common stock of Comtex or the Note from Comtex.

During October 2006, we sold the remaining 21,000 shares of common stock of publicly-held Analex, a defense contractor specializing in systems engineering and developing innovative technical intelligence solutions in support of U.S. national security. We no longer have an equity interest in Analex.

On December 24, 2012, the Corporation received a nonrefundable deposit of $32,500 under a Letter of Intent (“LOI”) which it entered into on December 11, 2012 with StemGen Inc. a Delaware corporation. Effective February 5, 2013, the Company amended its Certificate of Incorporation. As a result of the Amendment, the Company’s corporate name changed from Amasys Corporation to StemGen, Inc. and a reverse stock split was effectuated where all the outstanding shares of the Company’s common stock were exchanged at a ratio of one for eighty. The LOI was terminated on August 6, 2013.

Commencing with the private sale of 10,000,000 unregistered shares, May 24, 2014 and receipt of proceeds in the amount of $297,000, we began development of our business with reorganizational matters, the preparation of our business plan and the preparation of the financial statements and other information presented in this prospectus.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Accounting and Audit Plan

We intend to continue to have our outside consultant assist us in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor.

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our historical financial statements. We have identified and disclosed accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

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Results of Operations

Six months ended December 31, 2014 compared to the six months ended December 31, 2013.

General and Administrative Expenses

We recognized general and administrative expenses in the amount of $92,372 and $15,245 for the six months ended December 31, 2014 and 2013, respectively. The increase was due to higher professional fees.

Interest Expense

Interest expense decreased from $33,958 for the six months ended December 31, 2013 to $0 for the six months ended December 31, 2014. The decrease is a result of having no outstanding debt for the period ended December 31, 2014. Interest expense for the six months ended December 31, 2013 included amortization of discount on convertible notes payable in the amount of $23,094, compared to $0 in the current year.

Net Loss

We incurred a net loss of $92,372 for the six months ended December 31, 2014 as compared to $49,203 for the comparable period of 2013. The increase in the net loss was primarily the result of the increased professional fees discussed above.

Three months ended December 31, 2014 compared to the three months ended December 31, 2013.

General and Administrative Expenses

We recognized general and administrative expenses in the amount of $54,705 and $1,825 for the three months ended December 31, 2014 and ended 2013, respectively. The increase is due to professional fees incurred in the quarter ended December 31, 2014.

Interest Expense

Interest expense decreased from $17,095 for the three months ended December 31, 2013 to $0 for the six months ended December 31, 2014. This is a result of there being no outstanding debt during the period ended December 31, 2014.

Net Loss

We incurred a net loss of $54,705 for the three months ended December 31, 2014 as compared to $18,920 for the comparable period of 2013. The increase in the net loss was primarily the result of the increased general and administrative expense noted above.

Year ended June 30, 2014 compared to the year ended June 30, 2013.

General and Administrative Expenses

We recognized general and administrative expenses in the amount of $51,183 and $60,202 for the twelve months ended June 30, 2014 and 2013, respectively. The decrease was primarily a result of lower professional fees.

Interest Expense

Interest expense decreased from $60,717 for the twelve months ended June 30, 2013 to $39,617 for the twelve months ended June 30, 2014. The decrease is attributable to the retirement of debt during the twelve months ended June 30, 2014.

Other Income

During the twelve months ended June 30, 2014, we recognized a gain of $107,220 due to the forgiveness of debt associated with our related party notes. In the prior year, we had recognized a gain of $32,500 due to the forfeit of a nonrefundable deposit.

Net Income (Loss)

We reported a net income of $16,420 for the twelve months ended June 30, 2014 as compared to $88,419 for the comparable period of 2013. The increase in the net gain was mainly due to the recognition of the gain we recognized on the forgiveness of debt.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares of common stock that the selling stockholders may offer pursuant to this prospectus.

This prospectus relates to the possible resale by certain of our stockholders of up to 5,000,000 shares of our common stock. We have agreed to register the resale of such shares of common stock pursuant to that certain Stock Purchase Agreement, dated as of March 6, 2015 by and among us and all of the holders of our common stock prior to our initial public offering.

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Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of the date of this prospectus. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Based on the information provided to us by the selling stockholders as of the date of this prospectus, assuming that the selling stockholders sell all of the shares of our common stock being registered hereunder and do not acquire any additional shares, the selling stockholders will not own any shares of our common stock after the completion of any offering of the shares being registered hereunder.

We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Our calculation of the percentage of beneficial ownership is based on 15,183,927 shares of common stock outstanding as of March 12, 2015.

The description of our relationships with the selling stockholders and their affiliates set forth in “Item 13. Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K is incorporated by reference herein.

Name and address of Selling Stockholder	Number of Shares Beneficially Owned Before the Offering	Percentage Beneficially Owned Before the Offering	Percentage Beneficially Owned to be Sold in the Offering	Number of Shares Beneficially Owned After the Offering	Percentage Beneficially Owned After the Offering
Vista View Ventures, Inc. 3960 Howard Hughes Parkway Las Vegas, NV 89169(1)	1,100,000	7.24%	7.24%	-0-	-0-

Montego Blue Enterprises Corporation 111 Bazile Daigle Road Lake Charles, LA 70607(2)	400,000	2.63%	2.63%	-0-	-0-

The Jaxon Group Corp. 1740 N. Tallowood Drive Lake Charles, LA 70605(3)	1,200,000	7.90%	7.90%	-0-	-0-

Groupers Investment Ltd. 3076 Sir Francis Drake Highway Road Town, Tortola, British Virgin Islands(4)	1,100,000	7.24%	7.24%	-0-	-0-

TOTAL	5,000,000	32.92%	32.92%	-0-	-0-

(1) Thomas J. Cloud, President of Vista View Ventures, Inc. may be deemed to have voting and dispositive control over the shares of our common stock held by Vista View Ventures, Inc.

(2) Monika Federowicz, President of Montego Blue Enterprises Corporation may be deemed to have voting and dispositive control over the shares of our common stock held by Montego Blue Enterprises Corporation.

(3) John Morrissey, President of The Jaxon Group Corp. may be deemed to have voting and dispositive control over the shares of our common stock held by The Jaxon Group Corp.

(4) Geoffrey Long, Authorized Agent of Groupers Investment Ltd. may be deemed to have voting and dispositive control over the shares of our common stock held by Groupers Investment Ltd.

(5) Thomas Morrissey, President of THM Consulting Corp. may be deemed to have voting and dispositive control over the shares of our common stock held by THM Consulting Corp.

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DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 20,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of applicable Delaware law.

Common Stock

As of March 12, 2015, there were 15,183,927 shares of our common stock outstanding, held by 96 stockholders of record, and 1,000,000 shares of our preferred stock outstanding.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine. Dividends may be declared and paid on our common stock from lawfully available funds as and when determined by our board of directors.

Voting Rights

Except as otherwise required by the General Corporation Law of Delaware and the Series E Preferred Stock, the holders of common stock possess all voting powers for all purposes, including the election of directors. Each share of common stock has one vote on each matter submitted to a vote of our stockholders. The holders of shares of our common stock will vote together with all other shares of capital stock, if any, as a single class on all matters submitted for a vote or consent of stockholders.

Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that our board of directors may designate and issue in the future.

Liquidation Rights

Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.

Registration Rights

In connection with the issuance of the shares to the selling stockholders we entered into a registration rights agreement with the investors, in which we agreed to deliver to this prospectus and to (i) file a registration statement within 129 days after the Date of the Registration Rights Agreement enabling the investors to publicly sell the shares of common stock purchased pursuant to the Stock Purchase Agreement, (ii) (a) use our reasonable best efforts to cause the registration statement to become effective within as promptly as reasonably practicable after the filing thereof.

Preferred Stock

Our board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.01 and ranks subordinate to our common stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. No dividends may be declared or paid on the preferred stock.

In the event of any liquidation or winding up of the Company or the sale of all or substantially all of the assets of the Company, the holders of the preferred stock shall not be entitled to participate in any distributions.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

We are governed by the Delaware General Corporation Law (referred to as the “DGCL”). Our certificate of incorporation and bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of the stockholder’s shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover or otherwise.

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Delaware Anti-Takeover Statute

We are governed by Section 203 of the DGCL which impose additional requirements regarding mergers and other business combinations.

The provisions of the DGCL could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Limitations of Liability and Indemnification

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and other agents, to the fullest extent permitted by the DGCL, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation will not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition to the indemnification required in our certificate of incorporation and bylaws, we may enter into indemnification agreements with our current director and executive officer. These agreements may provide for the indemnification of such persons for all reasonable expenses and liabilities, including attorneys’ fees, judgments, fines, and settlement amounts, incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We may also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Trading of our common stock is reported on the OTCQB Market under the symbol “SGNI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF BUSINESS

Our Company

We were incorporated in Delaware in 1992, and in 1996 acquired all the assets of Infotechnology, Inc., a Delaware corporation, following the completion of Infotech’s Chapter 11 Bankruptcy reorganization. As a result of a series of transactions during the 1980’s, our business was the maintenance of our equity interest in and note receivable from Comtex News Network, Inc. and equity interest in Analex Corporation. Beginning September 25, 2006 and concluding October 1, 2006 we disposed of all our assets and terminated business operations.

Development of our business

After disposing of our assets, October 1, 2006, until the private sale of 10,000,000 unregistered shares, May 27, 2014, we were actively seeking candidates for a business combination. As a result we may have been considered a “blank check” company as defined in Section 3(a)(51) of the Securities Exchange Act of 1934, because we were vigorously searching for an appropriate acquisition candidate. We identified an acquisition target and entered into a letter of intent on December 24, 2012 for a business combination. However the transaction did not go forward and the letter of intent was terminated August 6, 2013.

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Commencing with the private sale of 10,000,000 unregistered shares, May 24, 2014, and receipt of proceeds in the amount of $297,000 we began organic development as a business accelerator, developing potentially profitable ideas and offering supportive environments for entrepreneurs within the confines of a public company focused on building partnerships with clients to develop ideas or products in the areas of technology, eye tracking technology, imaging technologies, 3D printing, cloud databases, and leap motion technology.

The Industry

The formal concept of business incubation began in the USA in 1959 when Joseph Mancuso opened the Batavia Industrial Center in a Batavia, New York, warehouse. (Stone, Mary (2008-04-24). “Mancuso, inventor of business incubator, dies”. Rochester Business Journal. Retrieved 2008-04-24). The 1980s commenced the incubator growth in the United States and was facilitated with the creation of the National Business Incubator Association. During this time small business incubators became a preferred vehicle for providing assistance to new companies. A focus was to help homegrown entrepreneurs instead of attracting overseas companies. According to the National Business Incubation Association states as of October 2012, there were over 1,250 incubators in the United States, up from only 12 in 1980. NBIA estimates that there are about 7,000 business incubators worldwide. The incubation model has been adapted to meet a variety of needs, from fostering commercialization of university technologies to increasing employment in economically distressed communities to serving as an investment vehicle.

Cambridge, Mass.-based consulting firm New Markets Advisors says that a “significant” portion of Fortune 500 companies--including Procter & Gamble, IBM, Walgreens and The Hershey Company--likely have some sort of incubator cooking in at least one business unit.

Stephen Wunker, managing director of New Markets Advisors, said: “Given the pace of change that threatens established businesses, incubators are becoming more and more important to create growth options.” “For many organizations, having an internal incubator is like an insurance policy--if the market moves, the companies are ready to change directions or grow new business quickly.”

More than half of all business incubation programs are “mixed-use” projects; that is, they work with clients from a variety of industries. Technology incubators account for 39% of incubation programs. (2006 State of the Business Incubation Industry).

The NBIA describes one example of a specialized type of incubator is a bioincubator. Bioincubators specialize in supporting life science-based startup companies. Entrepreneurs with feasible projects in life sciences are selected and admitted for these programs.

Business strategy

We intend to help 30 to 40 new early-stage companies and startups per year and plan to capitalize 10 to 20 percent of them. We intend to provide:

•	Help with business basics

•	Networking activities

•	Marketing assistance

•	Help with accounting/financial management

•	Access to bank loans, loan funds and guarantee programs

•	Help with presentation skills

•	Links to higher education resources

•	Links to strategic partners

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•	Access to angel investors or venture capital

•	Advisory boards and mentors

•	Management team identification

•	Technology commercialization assistance

•	Help with regulatory compliance

•	Intellectual property management

Client Selection Process.

We will not serve any and all companies. Entrepreneurs who wish to enter our business accelerator program must apply for admission. We will evaluate proposals from universities and other outsiders--so long as the entities are focused on new initiatives involving our target ideas and products.

We have developed an application process to become a candidate for our business technology accelerator based on the following elements:

•	Business potential

•	Technology and commercial viability

•	Quality of management team

•	Disruptive potential of the underlying business

•	Economic impact on the geographic community

The final selection process will be limited to applicants who are able to demonstrate the following characteristics:

•	A for-profit firm producing products or services for the marketplace.

•	In the early stages of development as a business, which generally means within the first two years of business operations, not yet profitable and still growing.

•	Show the ability to cash flow basic operating expenses while they are developing the business objectives.

•	Present a qualified management team

•	Identify a product, technology or service that, through the business accelerator’s assistance, can be developed into a successful business.

•	Not be in direct competition with another entity already participating in our accelerator program.

Our ability to grow and expand our business is dependent on our ability to secure sufficient financing. There is no guarantee that we will be successful. We anticipate that we will require not less than $425,000 in financing in addition to the $25,000 we received from the recent sale of unregistered common stock. We have no assurances of the availability of additional financing that we will need to implement our business.

In their audit report dated October 14, 2014; our auditors have expressed an opinion that substantial doubt exists about our ability to continue as an ongoing business.

Recent Developments

Common Stock Offering

On March 11, 2015, we issued 5,000,000 unregistered shares of common stock representing 33% of our outstanding common stock at such time, on a fully diluted basis.

Preferred Stock Offering

On June 27, 2014, our board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0. 01 and ranks subordinate to our common stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. See “Description of Capital Stock—Preferred Stock.”

General Corporate Information

StemGen, Inc. is a Delaware corporation. Our principal offices are located at 800 Town and Country Blvd., Suite 300, Houston, Texas 77024. We can be reached at (832) 431-3292 and our website address is www.StemGen.net. Information contained on our website does not constitute part of this prospectus.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Executive Officers and Other Key Employees

Name	Age	Title
John David Walls 800 Town and Country Blvd., Suite 300, Houston, Texas 77024	57	President, Secretary, Treasurer, Chief Executive Officer, Principal Financial Officer and Director

John David Walls has been our sole director and chief executive officer since January 20, 2015 and will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors.

Set forth below is the description of the backgrounds of our directors, executive officers and other key employees.

Biographical Information – John David Walls

John David Walls, age 57, brings 30 years of management and banking expertise to the Company. From 2004 until 2014, he served as Chief Financial Officer of a private manufacturing and tool company in Forney, Texas. Mr. Walls holds a bachelor of business administration in finance and real estate from Baylor University. He also attended Southwestern Graduate School of Banking at Southern Methodist University.

Mr. Walls does not have a written employment or other compensatory agreement with the Company. He is being paid $10,000 per month for his services to the Company.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of our directors, persons nominated to become directors, executive officers, promoters or control persons was involved in any of the legal proceedings listen in Item 401(f) of Regulation S-K.

Arrangements

There are no arrangements or understandings between our sole executive officer and director and any other person pursuant to which he is to be selected as an executive officer or director.

Significant Employees and Consultants

We have no employees, other than our President, John David Walls.

Code of Ethics

We have adopted a code of ethics that applies to our executive officers and employees.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our board, in accordance with the Delaware Business Corporations Act and our bylaws. Members of the board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC and any applicable securities exchange.

Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital market industries.

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In evaluating nominations to the board of directors, our board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Under the National Association of Securities Dealers Automated Quotations definition, an “independent director” means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board’s discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $120,000 during the current or past three fiscal years; (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of the Company has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of our outside auditor.

At the present time, we have no independent directors.

Lack of Committees

We do not presently have a separately designated audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, the sole director acts in those capacities. We believe that committees of the board are not necessary at this time given that we are in the exploration stage.

The term “Financial Expert” is defined under the Sarbanes-Oxley Act of 2002, as amended, as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

Mr. Walls does not qualify as an “audit committee financial expert.” We believe that the cost related to retaining such a financial expert at this time is prohibitive, given our current operating and financial condition. Further, because we are in the development stage of our business operations, we believe that the services of an audit committee financial expert are not necessary at this time.

The Company may in the future create an audit committee to consist of one or more independent directors. In the event an audit committee is established, of which there can be no assurances given, its first responsibility would be to adopt a written charter. Such charter would be expected to include, among other things:

•

being directly responsible for the appointment, compensation and oversight of our independent auditor, which shall report directly to the audit committee, including resolution of disagreements between management and the auditors regarding financial reporting for the purpose of preparing or issuing an audit report or related work;

•	annually reviewing and reassessing the adequacy of the committee’s formal charter;

•	reviewing the annual audited financial statements with our management and the independent auditors and the adequacy of our internal accounting controls;

•

reviewing analyses prepared by our management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	reviewing the independence of the independent auditors;

•

reviewing our auditing and accounting principles and practices with the independent auditors and reviewing major changes to our auditing and accounting principles and practices as suggested by the independent auditor or its management;

•	reviewing all related party transactions on an ongoing basis for potential conflict of interest situations; and

•	all responsibilities given to the audit committee by virtue of the Sarbanes-Oxley Act of 2002, which was signed into law by President George W. Bush on July 30, 2002.

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Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to the board for oversight. These risks include, without limitation, the following:

•	Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

•

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

•	Risks and exposures relating to corporate governance; and management and director succession planning.

•	Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Executive officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of copies of the Section 16(a) reports filed for the fiscal year ended July 31, 2013, we believe that our executive officers, directors and ten percent stockholders complied with all reporting requirements applicable to them.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid by the Company for the fiscal years of 2013 and 2014.

Summary Compensation Table

The table below summarizes all compensation awards to, earned by, or paid to our named executive officer for all service rendered in all capacities to us for the fiscal years ended June 30, 2014 and 2013.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Robert Wilson	2014		—	—	—	—	—	—
CEO	2013		—	—	—	—	—	—

C.W. Gilluly	2013		—	—	—	—	—	—
Former President	2012		—	—	—	—	—	—

OUTSTANDING EQUITY AWARDS AT June, 30, 2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Robert Wilson	—	—	—	—	—	—	—	—	—

C.W. Gilluly	—	—	—	—	—	—	—	—	—

Grants of Plan Based Awards

There were no awards granted pursuant to a plan during 2014.

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Outstanding Equity Awards as of June 30, 2014

There were no outstanding unvested equity awards at fiscal year end December 31, 2014.

Stock Vested From Inception Through June 30, 2014

None of the named executive officers had options to exercise or stock awards subject to vesting during 2014.

Potential Payments Upon Termination or Change in Control

During the period from inception through June 30, 2014, none of the named executive officers had a right to receive payments upon termination other than accrued and unpaid salary and benefits through the date of termination and none of the named executive officers had a right to receive a payment in connection with a change in control of the company.

Employment Agreements

Presently, we have no written employment agreements.

Compensation Policies and Practices as they Relate to Risk Management

We reviewed and analyzed our compensation arrangements and determined that our compensation plans do not pose an unreasonable risk to the Company.

Compensation of Directors

Directors were reimbursed for reasonable out of pocket expenses incurred in attending meetings of the Board and other reasonable expenses related to the performance of their duties as a director.

In 2014, the Board commenced a compensation program for board members whereby each non-employee director and ex-officio Board member is entitled to an annual fee in cash, payable quarterly in arrears, as long as the director attends the meetings during each quarter. The Board is exploring additional equity compensation for our non-employee directors in consideration of services rendered.

Audit Committee

The Company does not have an audit committee. The members of the Board perform the functions of an audit committee. The functions of the audit committee are to review the Company’s internal controls, accounting policies and financial reporting practices; to review the financial statements, the arrangements for and scope of the independent audit, as well as the results of the audit engagement; to review the services and fees of the independent auditors, including pre-approval of non-audit services and the auditors’ independence; and to recommend the engagement of the independent auditors to serve the following year in examining the accounts of the Company.

We are not a listed issuer under SEC rules and are therefore not required to comply with the director independence requirements of any securities exchange. For this reason, while we adopted corporate governance committee guidelines, a nominating committee charter, a compensation committee charter and an executive committee charter, all functions of a corporate governance committee, nominating committee, audit committee, executive committee and compensation committee were, and continue to be performed by our entire Board.

Corporate Governance and Limitations on Directors’ and Officers’ Liability

We have also adopted a code of business ethics, confidential information policy, executive committee and board of directors attendance policy as well as compensation policy for the Board.

Our directors and officers may be indemnified as provided by the general corporation law of Delaware, as amended.

Under the Delaware law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our articles of incorporation provide that we will indemnify our directors, officers, employees and agents to the fullest extent required by the Delaware statute, and shall indemnify such individuals to the extent permitted by statute. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the Delaware law. We have not entered into indemnification agreements with each of our directors and officers.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since July 1, 201 the Company has not been a party to any transaction in which the amount involved exceed or will exceed $120,000 and in which any of the person who serves as our director and executive officer or with any beneficial owners of more than 5% of our common stock, or entities affiliated with them, had or will have a direct or indirect material interest, except as described below:

•	During the year ended June 30, 2014, the Company repaid notes payable to C.W. Gilluly, our former CEO, in the amount of $197,500.

•	During the year ended June 30, 2014, Mr. Gilluly forgave accrued interest payable by the Company in the amount of $107,220.

Director Independence

Quotations for the Company’s common stock are entered on the Over-the-Counter Bulletin Board inter-dealer quotation system and the OTC Markets, which does not have director independence requirements. For purposes of determining director independence, the Company applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As a result, the Company does not have any independent directors. Our sole director, John David Walls, is also the Company’s principal executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 12, 2015 with respect to the beneficial ownership of shares of common stock by (i) each person known to us to be a beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers and (iv) all executive officers and directors as a group.

	Shares of Capital Stock		Percentage Ownership
Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Number of Shares of Preferred Stock	Shares of Common Stock	Shares of Preferred Stock
Landor Investment Corp., Calle 65 Esta San Francisco, Local No. 35 Panama City, Panama (2)	10,105,339	1,000,000	65.86%	100%

Vista View Ventures, Inc. 3960 Howard Hughes Parkway Las Vegas, NV 89169 (3)	1,100,000	-0-	7.24%	-0-

The Jaxon Group Corp. 1740 N. Tallowood Drive Lake Charles, LA 70605 (4)	1,200,000	-0-	7.90%	-0-

Groupers Investment Ltd. 3076 Sir Francis Drake Highway Road Town, Tortola, British Virgin Islands (5)	1,100,000	-0-	7.24%	-0-

THM Consulting Corp. 2629 Lorraine Lane Lake Charles, LA 70605 (6)	1,200,000	-0-	7.90%	-0-

John David Walls Director and Chief Executive Officer 800 Town and Country Blvd., Suite 300, Houston, Texas 77024	-0-	-0-	-0-	-0-%

All Executive Officers and Directors (1 person)	-0-	-0-	-0-	-0-%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants and convertible securities held by that person that are currently exercisable or exercisable within 60 days of March 12, 2015 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

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(2) Landor Investment Corp. also holds 1,000,000 shares of Series E Preferred Stock of the Company. The holders of the Series E Preferred Stock shall have the right to consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series E Preferred Stock shall always constitute sixty six and two thirds of the voting rights of the Corporation.

(3) Thomas J. Cloud, President of Vista View Ventures, Inc. may be deemed to have voting and dispositive control over the shares of our common stock held by Vista View Ventures, Inc.

(4) John Morrissey, President of The Jaxon Group Corp. may be deemed to have voting and dispositive control over the shares of our common stock held by The Jaxon Group Corp.

(5) Geoffrey Long, Authorized Agent of Groupers Investment Ltd. may be deemed to have voting and dispositive control over the shares of our common stock held by Groupers Investment Ltd.

(6) Thomas Morrissey, President of THM Consulting Corp. may be deemed to have voting and dispositive control over the shares of our common stock held by THM Consulting Corp.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	a distribution in accordance with the applicable rules of the Securities and Exchange Commission and the Securities Act;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

24

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws and the selling stockholders’ expenses; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act without regard to any volume limitation requirements under Rule 144 of the Securities Act.

LEGAL MATTERS

Certain legal matters relating to the offering will be passed upon for us by Sonfield & Sonfield, counsel to the Company.

EXPERTS

The financial statements of StemGen, Inc. as of June 30, 2014 and June 30, 2013, have been included herein in reliance upon the reports of ANTON & CHIA, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to the common stock being offered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the common stock offered by this prospectus, please review the full registration statement, including its exhibits. The registration statement, including the exhibits, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of this material can also be obtained from the public reference section of the SEC at prescribed rates, or accessed at the SEC’s website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.

The SEC’s proxy rules and regulations do not, nor do the rules of any stock exchange, require us to send an annual report to security holders or to holders of American depository receipts. We are subject to the Exchange Act’s periodic reporting requirements, including the requirement to file current, annual and quarterly reports with the SEC. The annual reports we file will contain financial information that has been audited and reported on, with an opinion by an independent certified public accounting firm.

We have not authorized anyone to give any information or make any representation about the mergers, us, KMP, KMR or EPB that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference. Therefore, if any one distributes this type of information, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or you are a person to whom it is unlawful to direct these types of activities, then the solicitation presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of its date, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

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FINANCIAL STATEMENTS

STEMGEN, INC.

BALANCE SHEETS

(UNAUDITED)

	December 31, 2014	June 30, 2014
ASSETS		(audited)

CURRENT ASSETS
Cash	$—	$80
Total current assets	—	80

TOTAL ASSETS	$—	$80

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$82,292	$—
Total current liabilities	82,292	—

TOTAL LIABILITIES	82,292	—

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.01 stated value; 1,000,000 shares authorized; 1,000,000 and 0 shares issued and outstanding at December 31, 2014 and June 30, 2014, respectively	10,000	—
Common stock, $0.01 par value; 20,000,000 shares authorized; 10,183,927 shares issued and outstanding at December 31, 2014 and June 30, 2014	101,839	101,839
Additional paid-in capital	722,783	722,783
Accumulated deficit	(916,914)	(824,542)
Total stockholders’ equity (deficit)	(82,292)	80

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$—	$80

The accompany notes are an integral part of these unaudited financial statements.

26

STEMGEN, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Six months ended December 31,		Three months ended December 31,
	2014	2013	2014	2013

OPERATING EXPENSES
General and administrative expenses	92,372	15,245	54,705	1,825

LOSS FROM OPERATIONS	(92,372)	(15,245)	(54,705)	(1,825)

OTHER INCOME (EXPENSE)
Interest expense	—	(33,958)	—	(17,095)

NET LOSS	$(92,372)	(49,203)	(54,705)	(18,920)

NET LOSS PER COMMON SHARE – Basic and diluted	$(0.01)	(0.27)	$(0.01)	$(0.10)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – Basic and diluted	10,183,927	183,927	10,183,927	183,927

The accompany notes are an integral part of these unaudited financial statements.

27

STEMGEN, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

	Series E Preferred Stock		Common Stock		Additional Paid In	Accumulated	Total Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

BALANCE, June 30, 2014 (Audited)	—	$—	10,183,927	$101,839	$722,783	$(824,542)	$80

Issuance of preferred stock for services	1,000,000	10,000	—	—	—	—	10,000
Net Loss	—	—	—	—	—	(92,372)	(92,372)

BALANCE, December 31, 2014	1,000,000	$10,000	10,183,927	$101,839	$722,783	$(916,914)	$(82,292)

The accompany notes are an integral part of these unaudited financial statements.

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STEMGEN, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended December 31,
	2014	2013

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(92,372)	$(49,203)
Adjustments to reconcile net loss to net cash used in operating activities:
Series E preferred stock issued for services	10,000	—
Amortization of discount on convertible note payable	—	23,094

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	82,292	3,055
Accrued interest payable to related party	—	10,864
NET CASH USED IN OPERATING ACTIVITIES	(80)	(12,190)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	—	12,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	—	12,500

NET INCREASE (DECREASE) IN CASH	(80)	310

CASH, at the beginning of the period	80	840

CASH, at the end of the period	$—	$1,150

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—
Taxes	$—	$—

Noncash investing and financing transactions
Issuance of Series E preferred stock for services	$10,000	$—

The accompany notes are an integral part of these unaudited financial statements.

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STEMGEN, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2014

Note 1. General Organization and Business

StemGen, Inc (the “Company”) was incorporated in Delaware in 1992, and in 1996 received all remaining assets of Infotechnology, Inc. (“Infotech”), a Delaware company, following the completion of Infotech’s Chapter 11 Bankruptcy reorganization, in accordance with an Assignment and Assumption Agreement, dated October 11, 1996, and effective as of June 21, 1996. As a result of a series of transactions during the 1980’s, Infotech, then principally engaged in the information and communications business, acquired equity interests in Comtex News Network, Inc. (“Comtex”) and Analex Corporation (“Analex”), formerly known as Hadron, Inc. Our business was the maintenance of our equity interest in and note receivable from Comtex and equity interest in Analex.

On September 25, 2006, we exchanged the equity investment in Comtex common stock and the Note Receivable from Comtex of $856,954, for 55,209 shares of the StemGen Series A Preferred stock. We no longer have an equity interest in either the common stock of Comtex or the Note from Comtex.

During October 2006, we sold the remaining 21,000 shares of common stock of publicly held Analex, a defense contractor specializing in systems engineering and developing innovative technical intelligence solutions in support of U.S. national security. We no longer have an equity interest in Analex.

On December 24, 2012, the Corporation received a nonrefundable deposit of $32,500 under a Letter of Intent (“LOI”) which it entered into on December 11, 2012 with StemGen Inc. a Nevada corporation. Effective February 5, 2013, the Company amended its Certificate of Incorporation. As a result of the Amendment, the Company’s corporate name changed from Amasys Corporation to StemGen, Inc. and a reverse stock split was effectuated where all the outstanding shares of the Company’s common stock were exchanged at a ratio of one for eighty. The LOI was terminated on August 6, 2013.

Since we redeemed and converted all of our outstanding Series A Preferred Stock at the end of September 2006, starting October 1, 2006 we have not conducted any business operations.

On June 27, 2014, the board of directors designated 1,000,000 shares of Series E preferred stock. The Series E preferred stock has a par value of $0.01 and ranks subordinate to the Company’s common stock as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. On the same date, the Company issued 1,000,000 shares of Series E Preferred stock to Landor Investment Corp. (“Landor”) in exchange for services valued at $10,000. On the date of the transaction, Landor held 99.2% of our common stock.

Note 2. Going Concern

The accompanying unaudited financial statements have been prepared assuming that the Company will continue as a going concern. For the six months ended December 31, 2014, the Company had a net loss of $92,372. As of December 31, 2014, the Company had negative working capital of $82,292. Management does not anticipate having positive cash flow from operations in the near future.

These factors raise a substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company does not have the resources at this time to repay its credit and debt obligations, make any payments in the form of dividends to its shareholders or fully implement its business plan. Without additional capital, the Company will not be able to remain in business.

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Management has plans to address the Company’s financial situation as follows:

In the near term, management plans to continue to focus on raising the funds necessary to implement the Company’s business plan. Management will continue to seek out debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders will continue to advance capital to the Company or that the new business operations will be profitable. The possibility of failure in obtaining additional funding and the potential inability to achieve profitability raise doubts about the Company’s ability to continue as a going concern.

In the long term, management believes that the Company’s projects and initiatives will be successful and will provide cash flow to the Company, which will be used to finance the Company’s future growth. However, there can be no assurances that the Company’s planned activities will be successful, or that the Company will ultimately attain profitability. The Company’s long-term viability depends on its ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations, and the ability of the Company to achieve adequate profitability and cash flows from operations to sustain its operations.

Note 3. Summary of Significant Accounting Policies

Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These unaudited financial statements should be read in conjunction with the financial statements for the fiscal year ended June 30, 2014 and notes thereto and other pertinent information contained in our Form 10-K the Company has filed with the Securities and Exchange Commission (the “SEC”).

The results of operations for the six month period ended December 31, 2014 are not necessarily indicative of the results to be expected for the full fiscal year ending June 30, 2015.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the financial statements, cash equivalents include all highly liquid investments with maturity of three months or less. Cash and cash equivalents were $0 and $80 at December 31, 2014 and June 30, 2014, respectively.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of June 30, 2014 or December 31, 2014.

Revenue Recognition

The Company follows ASC 605, Revenue Recognition recognizing revenue when persuasive evidence of an arrangement exists, product delivery has occurred or the services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

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Share-based Expense

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the six months ended December 31, 2014 and 2013 was $10,000 and $0, respectively.

Earnings (Loss) per Common Share

The Company computes basic and diluted earnings per common share amounts in accordance with ASC Topic 260, Earnings per Share. The basic earnings (loss) per common share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per common share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no dilutive shares outstanding for any periods reported.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period between the origination of these instruments and their expected realization.

FASB Accounting Standards Codification (ASC) 820 Fair Value Measurements and Disclosures (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms that is not significantly different from its stated value.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Note 4. Related Party Transaction

On June 27, 2014, we issued 1,000,000 shares of Series E Preferred stock to to Landor Investment Corp. (“Landor”) in exchange for services valued at $10,000. The Series E preferred stock has a par value of $0.01 and ranks subordinate to the Company’s common stock as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary. The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock. On the date of the transaction, Landor held 99.2% of our common stock.

32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of StemGen, Inc.:

We have audited the accompanying balance sheets of StemGen, Inc. (the "Company") as of June 30, 2014 and June 30, 2013, and its related statements of operations, shareholders' equity (deficit) and cash flows for the years ended June 30, 2014 and June 30, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StemGen, Inc. as of June 30, 2014 and June 30, 2013, and the results of its operations and its cash flows for the years ended June 30, 2014 and June 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ANTON & CHIA, LLP

Newport Beach, California

October 14, 2014

33

STEMGEN, INC.

BALANCE SHEETS
June 30, 2014

	June 30, 2014	June 30, 2013
ASSETS

CURRENT ASSETS
Cash	$80	$840
Total current assets	80	840

TOTAL ASSETS	$80	$840

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$—	$46,720
Accounts payable to related party	—	24,857
Total current liabilities	—	71,577

Notes payable to related party	—	242,603
TOTAL LIABILITIES	—	314,180

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, $0.01 stated value; 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2014 and June 30, 2013, respectively.	—	—
Common Stock, $0.01 par value; 20,000,000 and 20,000,000 shares authorized; 10,183,927 and 183,927 issued and outstanding at June 30, 2014 and June 30, 2013, respectively.	101,839	1,839
Additional paid-in capital	722,783	525,783
Accumulated Deficit	(824,542)	(840,962)
Total stockholders’ equity (deficit)	80	(313,340)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$80	$840

The accompany notes are an integral part of these audited financial statements.

34

STEMGEN, INC.

STATEMENTS OF OPERATIONS

June 30, 2014

	Year ended June 30,
	2014	2013

REVENUE	$—	$—
COST OF GOODS SOLD	—	—

GROSS PROFIT	—	—

OPERATING EXPENSES
General and administrative expenses	51,183	60,202

LOSS FROM OPERATIONS	(51,183)	(60,202)

OTHER INCOME (EXPENSE)
Interest expense	(39,617)	(60,717)
Gain on forgiveness of accrued interest	107,220	32,500
Total other income (expense)	67,603	(28,217)

NET INCOME (LOSS)	$16,420	$(88,419)

NET LOSS PER COMMON SHARE – Basic and fully diluted (1)	$0.01	$(0.49)

COMMON SHARES OUTSTANDING Basic and fully diluted	1,307,215	182,253

(1) The company effected an one-for-eighty reverse stock split on February 5, 2013. All share and per share amounts have been restated.

The accompany notes are an integral part of these audited financial statements.

35

STEMGEN, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

For the year ended June 30, 2014 and June 30, 2013

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

BALANCE, June 30, 2012 (1)	170,865	$1,709	462,028	$(752,543)	$(288,806)

Issuance of stock for note inducement	12,500	125	63,763	—	63,888
Rounding shares issued on reverse split	562	5	(8)
Net loss	—	—	—	(88,419)	(88,419)

BALANCE, June 30, 2013 (1)	183,927	$1,839	525,783	(840,962)	$(313,340)

Shares issued for cash	10,000,000	100,000	197,000	—	297,000
Net income	—	—	—	16,420	16,420

BALANCE, June 30, 2014 (1)	10,183,927	$101,839	$722,783	$(824,542)	$80

(1)The company effected an one-for-eighty reverse stock split on February 5, 2013. All share and per share amounts have been restated.

The accompany notes are an integral part of these audited financial statements.

36

STEMGEN, INC.

STATEMENTS OF CASH FLOWS
June 30, 2014

	Year ended June 30,
	2014	2013

CASH FLOW FROM OPERATING ACTIVITIES:
Net Income (Loss)	$16,420	$(88,419)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Common stock issued for loan inducement	—	63,885
Amortization of discount	23,094	—
Gain on forgiveness of debt	(107,220)	—
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(46,720)	9,620
Accounts payable to related party	(24,857)	357
Accrued interest payable	16,524	20,052
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(122,760)	5,495

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	297,000	—
Proceeds from related party advances	22,500	18,000
Repayments of related party advances	(197,500)	—
Debt discount	—	(23,219)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	122,000	(5,219)

NET INCREASE (DECREASE) IN CASH	(760)	276

CASH, at the beginning of the period	840	564

CASH, at the end of the period	$80	$840

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$—	$—
Taxes	$—	$—

The accompany notes are an integral part of these audited financial statements.

37

STEMGEN, INC.

NOTES TO THE FINANCIAL STATEMENTS
June 30, 2014

Note 1. Background Information

StemGen, Inc. (the “Company”, “We” or “Our”) was incorporated in Delaware in 1992, and in 1996 received all of the remaining assets of Infotechnology, Inc. (“Infotech”), a Delaware company, following the completion of Infotech’s Chapter 11 Bankruptcy reorganization, in accordance with an Assignment and Assumption Agreement, dated October 1, 1996 and effective as of June 21, 1996.

On December 24, 2012, the Corporation received a nonrefundable deposit of $32,500 under a LOI which it entered into on December 11, 2012 with StemGen Inc. a Nevada corporation. Effective February 5, 2013, the Company amended its Certificate of Incorporation. As a result of the Amendment, the Company’s corporate name changed from Amasys Corporation to StemGen, Inc and a reverse stock split was effectuated where all the outstanding shares of the Company’s common stock were exchanged at a ratio of one for eighty. The LOI was terminated on August 6, 2013.

Note 2. Going Concern

For the fiscal year ended June 30, 2014, the Company had net income of $16,420 and negative cash flow from operations of $122,760. As of June 30, 2014, the Company has positive working capital of $80.

These factors raise a substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company does not have the resources at this time to repay its credit and debt obligations, make any payments in the form of dividends to its shareholders or fully implement its business plan. Without additional capital, the Company will not be able to remain in business.

Management has plans to address the Company’s financial situation as follows:

In the near term, management plans to continue to focus on raising the funds necessary to implement the Company’s business plan. Management will continue to seek out debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders will continue to advance capital to the Company or that the new business operations will be profitable. The possibility of failure in obtaining additional funding and the potential inability to achieve profitability raises doubts about the Company’s ability to continue as a going concern.

In the long term, management believes that the Company’s projects and initiatives will be successful and will provide cash flow to the Company that will be used to finance the Company’s future growth. However, there can be no assurances that the Company’s planned activities will be successful, or that the Company will ultimately attain profitability. The Company’s long-term viability depends on its ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations, and the ability of the Company to achieve adequate profitability and cash flows from operations to sustain its operations.

38

Note 3. Significant Accounting Policies

The significant accounting policies that the Company follows are:

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the SEC. The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents. Cash and cash equivalents were $80 and $840 at June 30, 2014 and 2013, respectively.

Cash Flow Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

Revenue and cost recognition

In accordance with ASC 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, product delivery has occurred or the services have been rendered, the price is fixed or determinable and collectability is reasonably assured. As of June 30, 2014, the Company had no revenues.

Common stock

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of June 30, 2014 and 2013, respectively.

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Earnings (Loss) Per Share

Basic loss per share is computed in accordance with ASC Topic 260, Earnings per Share, by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At June 30, 2014 and 2013, the Company did not have any potentially dilutive common shares.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period between the origination of these instruments and their expected realization.

FASB Accounting Standards Codification (ASC) 820 Fair Value Measurements and Disclosures (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms that is not significantly different from its stated value.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known commitments or contingencies as of June 30, 2014 and June 30, 2013.

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Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

On June 10, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. The presentation and disclosure requirements in Topic 915 will no longer be required for the first annual period beginning after December 15, 2014. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company adopted ASU 2014-10 during the year ended June 30, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

Note 4. Note Payable to Related Parties.

On August 8, 2012, the Corporation received an infusion of $10,000 in order to continue its operations in the near-term. The Company executed a $10,000 due on demand note with Mr. Chip Brian, pursuant to which Mr. Brian advanced the Company $10,000 at a rate of 12% per annum. Both the principal and interest are payable to Mr. Brian on or before December 31, 2014. Additionally, the Company granted 1,000,000 shares of restricted common stock and a warrant to purchase an additional 1,000,000 shares of restricted common stock at an exercise price of $0.01 per share as an inducement for Mr. Brian to make the loan. The Company recorded interest expense related to the shares inducement based on the stock price on the grant date and amortized over the term of the loan and the unamortized portion was recorded as discount on note payable. The Company recorded the fair value of the warrants using the Black-Scholes valuation model and the unamortized portion was also recorded as a discount to the note. The amount of discount on note payable recorded as of March 31, 2014 was $35,000. The expected volatility is 78.87% and based on the daily historical volatility of comparative companies, measured over the 5 years expected term of the option. The risk-free rate is 0.71% and based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term closest to the expected term of the option.

Notes payable

Balance, June 30, 2013	$175,000

Additional notes issued	22,500
Discount on note payable	—
Repayments of notes payable	(197,500)

Balance, June 30, 2014	$—

Accrued interest payable

Balance, June 30, 2013	$90,822

Accrued interest for the year	16,398
Forgiveness of accrued interest	(107,220)

Balance, June 30, 2014	$—

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On August 21, 2013, we received an additional $7,500 from Dr. C.W. Gilluly, our former Chairman of the Board, President and Chief Executive Officer. This note has an interest rate of 12% per annum, is unsecured and has a due date of December 31, 2014. As of June 30, 2014, this note and its accrued interest have been fully paid.

On October 29, 2013, we received an additional $5,000 from Dr. C.W. Gilluly, our former Chairman of the Board, President and Chief Executive Officer. This note has an interest rate of 12% per annum, is unsecured and has a due date of December 31, 2014. As of June 30, 2014, this note and its accrued interest have been fully paid.

On January 17, 2014, we received an additional $5,000 from Dr. C.W. Gilluly, our former Chairman of the Board, President and Chief Executive Officer. This note has an interest rate of 6% per annum, is unsecured and has a due date of December 31, 2014. As of June 30, 2014, this note and its accrued interest have been fully paid.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

Note 5. Income Taxes

There is no current or deferred income tax expense or benefit for the period ended June 30, 2014.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference for the periods ended June 30, 2014 and 2013 are as follows.

There is no current or deferred income tax expense or benefit for the period ended June 30, 2014.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference for the periods ended June 30, 2014 and 2013 are as follows.

	2014		2013
Tax benefit at U.S. statutory rate	$(6,000)	34%	$30,000	34%
State income taxes	(700)	4%	3,500	4%
Use of prior year net operating loss carry forwards	6,700		—
Valuation allowance	—	38%	(33,500)	38%
	$—		$—

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Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets as of June 30, 2014 and 2013 are as follows:

	June 30, 2014	June 30, 2013

Deferred tax assets:
Net operating losses carry forwards	$71,938	$88,358

Total deferred tax assets	26,800	33,500

Deferred tax liabilities:	-0-	-0-

Total deferred tax liabilities	-0-	-0-

Net deferred tax asset	26,800	33,500
Valuation allowance	(26,800)	(33,500)
Deferred tax asset, net	$—	$—

A reconciliation of net loss per books with net loss per return is as follows

	June 30,
	2014	2013
Net income (loss), per books	$16,420	$(88,419)
Income subject to tax not recorded on the books:
(Income) expense recorded on the books not included on the return:	- 0 -	- 0 -
Net income (loss), per return	$16,420	$(88,419)

Income tax expense, per return	$6,700	$	- 0 -
Available net operating loss (NOL) carryover from prior tax years	(88,419)		- 0 -
NOL generated	- 0 -		88,419
Total NOL carryover to future years	71,938		88,419
NOL expiring	- 0 -		-0-
NOL available to future years	$71,938		$88,419

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In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some, or all, of the deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards are available. Management considers projected future taxable income, the scheduled reversal of deferred tax liabilities and available tax planning strategies that can be implemented by the Company in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the net operating loss carryforwards are available to reduce income taxes payable, management has established a valuation allowance such that the net deferred tax asset is $0 as of June 30, 2014. The net change in the valuation allowance during the year ended June 30, 2014 was a decrease of approximately $6,700.

As of June 30, 2014 we had net operating loss carryforwards for federal income tax purposes of $71,938, which will expire through 2032. During the year ended June 30, 2014, the Company had a change in control such that utilization of prior year carryforwards be subject to limitations under IRC Section 382. To this extent that we are able to utilize available tax loss carryforwards that arose from operations in June 30, 2013.

In June 2006, FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN 48") which was codified as ASC Topic 740. ASC Topic 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. The Company determined the adoption to have no effect on results of operations or financial position at or for the year ended June 30, 2014 or 2013. The Company will record any future penalties and tax related interest expense as a component of provision for income taxes.

Note 6. Stockholders’ Equity

Preferred Stock

On June 13, 2014, the Board of Directors designated 1,000,000 shares of Series E Preferred Stock, with a par value of $0.01. The Series E Preferred Stock ranks subordinate and junior to all of the Company’s common stock. No dividend shall be declared or paid on the Series E Preferred Stock. The holders of the Series E Preferred Stock shall have the right to consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of capital stock such that the holders of outstanding shares of Series E Preferred Stock shall always constitute sixty six and two thirds of the voting rights of the Corporation. In addition, the Board of Directors authorized the Company to issue 1,000,000 shares of Series E Preferred Stock to Landor Investment Corp. These shares were issued after year end.

There were 1,000,000 shares of preferred stock issued and outstanding as of October 13, 2014.

Note 7. Subsequent Events

Subsequent to year end, the Company issued 1,000,000 shares of our Series E Preferred Stock to Landor Investments Corp., a significant stockholder of the Company, for valuable services in connection with the reorganization and continuing operations of the corporation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the common stock being registered. All amounts are estimates except for the SEC registration fee and the FINRA filing fee.

Accounting fees and expenses	$2,500
Legal fees and expense	$25,000
Blue Sky fees and expenses	$0
Miscellaneous and SEC filing fee	$5,000
Total	$32,500

Item 14. Indemnification of Directors and Officers

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware (referred to as the “DGCL”) provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Our certificate of incorporation provides for indemnification of our directors, officers, team members, and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors, officers, team members, and other agents to the maximum extent permitted by the DGCL.

The Company has not entered into an indemnification agreement with our directors and officers.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold since January 1, 2012:

On May 20, 2014, we entered into a Stock Purchase agreement with Landor Investment Corp., a Panama corporation, to purchase 10,000,000 unregistered shares of our common stock for the cash consideration of USD $297,000. The shares were sold without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Regulation S under the Securities Act of 1933.

On June 27, 2014, our board of directors designated 1,000,000 shares of Series E preferred stock. The shares were sold to Landor Investment Corp., a Panama corporation, without registration with the Securities and Exchange Commission in reliance on the exemption from registration in Regulation S under the Securities Act of 1933.

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Item 16. Exhibits and Financial Statement Schedules

 (a) Exhibits

Exhibit Number	Description
3.1(a)	Amended and Restated Certificate of Incorporation of Amasys Corporation, October 11, 1996.
3.1(b)	Certificate of Amendment changing corporate name to Stemgen, Inc. filed January 23, 2013
3.2	Bylaws of Amasys Corporation.
4.1	Registration Rights Agreement between the Company and Vista View Ventures, Inc., dated March 6, 2015
4.2	Registration Rights Agreement between the Company and Montego Blue Enterprises Corporation, dated March 6, 2015
4.3	Registration Rights Agreement between the Company and The Jaxon Group Corp., dated March 6, 2015
4.4	Registration Rights Agreement between the Company and Groupers Investment LTD, dated March 6, 2015
4.5	Registration Rights Agreement between the Company and THM Consulting Corp., dated March 6, 2015
5.1	Opinion of Sonfield & Sonfield.
10.01	Stock Purchase Agreement between the Company and Vista View Ventures, Inc., dated March 6, 2015
10.02	Stock Purchase Agreement between the Company and Montego Blue Corporation, dated March 6, 2015
10.03	Stock Purchase Agreement between the Company and The Jaxon Group Corp., dated March 6, 2015
10.04	Stock Purchase Agreement between the Company and Groupers Investment LTD, dated March 6, 2015
10.05	Stock Purchase Agreement between the Company and THM Consulting Corp., dated March 6, 2015
10.06	Stock Purchase Agreement between the Company and Landor Investment Corp. dated May 20, 2014 (1)
12.1	Computation of Ratio of Earnings to fixed charges (2)
23.1	Consent of Anton & Chia, LLP.
23.2	Consent of Sonfield & Sonfield (included in the opinion filed as Exhibit 5.1).
101	Interactive Data File

(1) Incorporated by reference to Exhibit 99.01 to Form 8-K filed June 5, 2014

(2) To be filed by amendment

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of that registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on March 17, 2015.

StemGen, Inc.

By:	/s/ John David Walls
John David Walls, Chief Executive Officer
Principal Financial Officer
Principal Accounting Officer, Sole Director

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